UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     June 30, 2010

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  --  Entry into a Material Definitive Agreement.

On June 30, 2010, we entered into an amendment (the “Amendment”) to our  Bridge Loan Agreement (the “Bridge Loan Agreement”), dated as of March 1, 2010, with six of our principal investors (The Quercus Trust, Robert S. Trump, Focus Fund, L.P., Empire Capital Partners, LP, Empire Capital Partners, Ltd, and Empire Capital Partners Enhanced Master Fund Ltd) (collectively, the “Investors”) pursuant to which certain of the Investors agreed to increase by $2,000,000 the amount of the bridge loans to us under the Bridge Loan Agreement.  Section 4.01 of the Bridge Loan Agreement provided that, on or before the Third Tranche Closing Date (as such term is defined in the Bridge Loan Agreement) we could accept additional loan commitments from one or more of the Investors or from additional lenders in an aggregate amount up to $2,000,000.   Pursuant to the Amendment, the following Investors have made the additional loans to us in the amounts set forth opposite their names:

Lender	Commitment
The Quercus Trust	$980,000
Robert S. Trump	$620,000
Empire Capital Partners, LP	$133,333
Empire Capital Partners, Ltd	$133,333
Empire Capital Partners Enhanced Master Fund Ltd	$133,334

The new loans made pursuant to the Amendment have been made on terms identical to the original loans made under the Bridge Loan Agreement.  They bear interest at the rate of 3% per annum and are due and payable on February 28, 2011. The entire unpaid principal amount, together with all interest then accrued and unpaid thereon, is convertible, at the election of the Investor, into shares of our Common Stock at a conversion price of $0.24 per share.  Our obligation to repay the loans is secured by the grant to the Investors, pursuant to the Security Agreement between us and the Investors, dated March 1, 2010, a security interest in substantially all of our assets.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of such document is qualified in its entirety by reference to such Exhibit.

Item 9.01.                                Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1
Amendment No. 1 to Bridge Loan Agreement dated as of March 1, 2010 by and among The Quercus Trust, Robert S. Trump, Focus Fund, L.P., Empire Capital Partners, LP, Empire Capital Partners, Ltd, and Empire Capital Partners Enhanced Master Fund Ltd (collectively, the “Investors”) and ThermoEnergy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2010

THERMOENERGY CORPORATION
(Registrant)

	By:	/s/ Teodor Klowan, Jr.
	Name:	Teodor Klowan, Jr., CPA
	Title:	Executive Vice President and Chief Financial Officer